Exhibit 99.1

Contacts:
Media Relations
Sean Mahoney
Ph. 310.867.0670
seamah@gmail.com

Stratos Renewables Corp. Announces the Appointment of
Tom Snyder as Chief Executive Officer

Veteran CEO and manager of dozens of international industrial projects steps in to lead sugarcane ethanol company through next phases of expansion

Los Angeles, CA and Lima, Peru - October 8, 2008 - Stratos Renewables Corporation (SRNW.OB), an emerging company developing a South American sugarcane ethanol operation, today announced that company President, Tom Snyder, has been appointed Chief Executive Officer. Making the announcement, Stratos Chairman of the Board, Steve Magami, stated, “We’re very fortunate to have such depth in our management team at Stratos and to be able to pull from within our ranks to appoint such an experienced executive as our new Chief Executive. Tom’s vast experience executing large industrial projects across the globe lends well to continue Stratos’ growth and we look forward to his stewardship.”
Mr. Snyder, who has served the company as President since Q2 of this year, has a career overseeing the execution of more than 40 complex industrial projects in more than 20 countries. He has served as CEO of multiple companies and has overseen the construction of fertilizer/ammonia/oil and gas/petro-chemical facilities throughout the world. He has raised more than $2 billion of equity and project finance debt and has successfully formed and managed joint ventures with governments, banks, insurance companies, OPIC and global investment groups.

Acknowledging his appointment, Snyder commented, “It is with great excitement that I accept this appointment as Chief Executive Officer of Stratos. This is a company founded on the belief that sugarcane ethanol is today’s most viable solution to the growing international oil shortage and the need for cleaner burning replacements for gasoline. We will continue the substantial efforts of Stratos’ founders and look forward to continuing to execute our large scale Greenfield project in Peru.”
Carlos Antonio Salas, the company’s co-founder and outgoing Chief Executive Officer, will become the Company’s Business Development Officer, focused on pursing expansion opportunities on the ground. Stratos’ Vice Chairman, Steve Norris, co-founder of The Carlyle Group, stated, “We are at an exciting inflection point in our evolution. My long history of working with Tom Snyder allows me to say that he is the perfect executive to lead our company through the next phase of growth.”

About Stratos Renewables
Stratos Renewables is committed to becoming a leader in Latin America's rapidly emerging sugarcane ethanol industry, a growing segment of the larger renewable fuel industry. The company believes Peru's economic growth and expansion, illustrated by recent exponential growth in foreign direct investment, and GDP growth over the last five years, adds to Peru's promise as an attractive geographical location for the cultivation, processing, distribution and use of alternative fuels. In addition, rating agency DBRS has recently assigned investment-grade credit ratings to Peru's long-term foreign and local currency debt. For more information about Stratos Renewables, please visit: www.stratosrenewablesenergy.com.

About Ethanol
Ethanol is a clean burning, high octane biofuel produced from grain, which is a renewable source, and can be grown year after year. In its most basic sense, ethanol is a grain alcohol produced from sources such as corn and sugar. Pure 100% ethanol is normally not used as a replacement for gasoline, but the integration of up to 20% ethanol into a gasoline supply can cut down on not only the amount of oil consumed, but also on the emissions generated by the burning of that fuel. Ethanol significantly reduces harmful exhaust emissions, which contribute to global warming. The United Nations expects all biofuels to account for a full 25% of world energy needs by 2025.

Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Since the forward-looking statements relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and the Company and Stratos assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov.